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                                                                Exhibit 10.6 (d)



                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT ("AGREEMENT") is made and entered into as of April 24, 2000, by ALLIANCE MEDICAL CORPORATION, a Delaware corporation ("DEBTOR"), whose chief executive office is located at 10232 S. 51st Street, Phoenix, Arizona, 85044, in favor of IMPERIAL BANK, a California banking corporation ("SECURED PARTY"), whose address is One Arizona Center, 400 East Van Buren, Suite 900, Phoenix, Arizona 85004.

                               FACTUAL BACKGROUND

         A. Debtor, has requested Secured Party to make available to Debtor certain financial accommodations.

         B. Secured Party has agreed to the foregoing request of Debtor upon the terms and conditions set forth in the Credit and Reimbursement Agreement of even date herewith (the "CREDIT AGREEMENT"), between Debtor and Secured Party. One of the conditions described in the Credit Agreement is the execution and delivery by Debtor of this Agreement.

         C. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.

1.      SECURITY INTEREST

        Debtor hereby grants to Secured Party a security interest ("SECURITY INTEREST") in all of Debtor's right, title and interest in and to the personal property described on Schedule "A" attached hereto (the "COLLATERAL").

2.      OBLIGATIONS SECURED

        The Security Interest shall secure, in such order of priority as Secured Party may elect in its sole discretion, the payment, performance and observance of the Obligations referred to in the Credit Agreement together with all sums, covenants and obligations which are to be paid, performed or satisfied under the Related Documents and any other documents, instruments or certificates delivered to Secured Party in connection with the Loans (together, the "OBLIGATIONS").

3.      USE; LOCATION; CONSTRUCTION

        Debtor hereby covenants that until the Obligations are repaid and performed in full:

         3.1 The Collateral is or will be used or produced primarily for business purposes.

         3.2 The Collateral will be kept at Debtor's address set forth at the beginning of this Agreement and/or at the location(s) listed on Schedule B, if any, attached hereto.
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         3.3 Debtor's records concerning the Collateral will be kept at Debtor's address set forth at the beginning of this Agreement and/or at the location(s) listed on Schedule B, if any, attached hereto.

         3.4 Debtor does not do business under any name other than Alliance Medical Corporation.

4.      REPRESENTATIONS AND WARRANTIES OF DEBTOR

        Debtor hereby represents and warrants, as of the date of this Agreement and at all times until the Obligations are repaid and performed in full, that:

         4.1 Debtor is the owner of, and has good title to the Collateral free of all security interests or other encumbrances except the Security Interest and Permitted Liens and no financing statement covering the Collateral is filed or recorded in any public office except with respect to any Permitted Liens.

         4.2 The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for business purposes.

         4.3 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same ("Obligor"), and the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests. To the knowledge of Debtor, based upon a reasonable inquiry, each Obligor is solvent, and the amount that Debtor has represented to Secured Party as owing by each such Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. To the knowledge of Debtor, based upon a reasonable inquiry, no Obligor has any defense, setoff, claim or counterclaim against Debtor that can be asserted against Secured Party whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral, no payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

         4.4 The execution, delivery and performance by Debtor of this Agreement and all other documents and instruments relating to the Obligations will not result in any breach of the terms and conditions or constitute a default under any agreement or instrument under which Debtor is a party or is obligated. Debtor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

         4.5 The Security Interest in the Collateral granted to Secured Party constitutes, and hereafter will constitute, a security interest of first priority, other than liens or security interests created by Capital Leases and purchase money liens or security interests in favor of suppliers incurred in the ordinary course of business for the purposes of purchasing inventory so long as such purchase money liens or security interests arise pursuant to bona fide sales at prices


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consistent with prevailing market prices and do not secure amounts in excess of the limits provided in the Credit Agreement.

         4.6 Debtor has the full power, authority and legal right to grant to Secured Party the Security Interest, and no further consent, authorization, approval or other action is required for the grant of the Security Interest or for Secured Party's exercise of its rights and remedies under this Agreement.

         4.7 The address of Debtor set forth in the preamble of this Agreement is the chief executive office of Debtor.

5.      COVENANTS OF DEBTOR

         5.1 Except as otherwise permitted in the Credit Agreement, and except as to its inventory which may be sold in the ordinary course of business, Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein without obtaining the prior written consent of Secured Party which will not be unreasonably withheld or delayed and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest and any Permitted Liens. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale or other transfers of the Collateral.

         5.2 Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

         5.3 Debtor shall provide and maintain insurance in accordance with the provisions of the Credit Agreement.

         5.4 Debtor shall give prompt written notice to Secured Party of the happening of any casualty to or in connection with the Collateral or any part thereof, whether or not covered by insurance. In the event of such casualty, the gross proceeds of the insurance relating to the Collateral (the "PROCEEDS"), less all expenses (including attorneys' fees) incurred in the collection of such Proceeds, shall be payable to Secured Party, and Debtor hereby authorizes and directs any affected insurance company to make payment of such Proceeds in such a case directly to Secured Party. If Debtor receives any Proceeds resulting from such casualty, Debtor shall promptly pay over such Proceeds to Secured Party. Secured Party is hereby authorized and empowered by Debtor at Secured Party's option and in Secured Party's sole discretion, as attorney-in-fact for Debtor, with full power of substitution, to make proof of loss, to appear in and prosecute any action arising from any policy or policies of insurance, and to settle, adjust, or compromise any claim for loss, damage or destruction under any policy or policies of insurance. The appointment granted herein shall be deemed to be a power coupled with an interest. Debtor shall not settle, adjust or compromise any claim for loss, damage or destruction of the Collateral or any part thereof under any policy or policies of insurance without the prior written consent of Secured Party to such settlement, adjustment or compromise. In the event of any damage to or destruction of the Collateral, all, or any part, of the Proceeds may be applied to the Obligations or to the restoration and repair of the Collateral, as Secured Party may determine in its sole and


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absolute discretion; provided, however, that if Secured Party requires Debtor to restore and repair the Collateral, then Secured Party shall pay to Debtor all Proceeds up to the amount required to complete such restoration and repair. Nothing herein contained shall be deemed to excuse Debtor from maintaining the Collateral as provided in Section 5.2 hereof or restoring all damage or destruction to the Collateral, regardless of whether or not there are Proceeds available to Debtor or whether any such Proceeds are sufficient in amount; provided, however, that if Proceeds are applied to the restoration or repair of the Collateral by Secured Party, Debtor shall not be obligated to pay for repair and restoration up to the amount of Proceeds so available, but shall be nevertheless liable for any amounts exceeding available Proceeds for the restoration and repair of the Collateral. Application or release by Secured
Party of any Proceeds shall not cure or waive any default, notice of default or Event of Default under this Agreement or invalidate any act done pursuant to such notice.

         5.5 Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.

         5.6 Debtor shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

         5.7 Except as required in the ordinary course of Debtor's business, Debtor shall not remove or permit any of the motor vehicles of Debtor to be removed from the State of Arizona without the prior written notice to Secured Party. Debtor shall keep all titled vehicles properly registered and licensed, shall provide Secured Party with the license numbers of all titled vehicles, shall cause the Security Interest to be shown as a valid first lien on the Certificate of Title for all titled vehicles and shall deliver lien filing receipts to Secured Party as evidence thereof.

         5.8 Debtor, upon demand, shall promptly deliver to Secured Party all instruments, documents and chattel paper included in the Collateral and all invoices, shipping or delivery records, purchase orders, contracts, endorsements or other items related to the Collateral. Debtor shall notify Secured Party immediately of any default by any Obligor in the payment or performance of its Obligations with respect to any Collateral. Debtor, without Secured Party's prior written consent, shall not make or agree to make any material alteration, modification or cancellation of, or substitution for, or credit adjustment or allowance on, any Collateral.

         5.9 Debtor shall give Secured Party immediate written notice of any change in the name under which Debtor does business or in the location of: (i) any of the facilities of Debtor, including without limitation, Debtor's chief executive office; (ii) the Collateral or any part thereof; or (iii) Debtor's records concerning the Collateral.

         5.10 Accompanied by an agent or employee of Debtor, Secured Party or its agents may inspect the Collateral at reasonable times and upon reasonable notice may enter into any premises where the Collateral is or may be located. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. Secured Party shall have free and complete access to Debtor's records and shall have the right to make extracts therefrom


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or copies thereof. Upon request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party may require.

         5.11 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all claims and charges that, in the opinion of Secured Party, might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         5.12 Debtor shall file and maintain with the U.S. Patent and Copyright Office and any other governmental authority, whether federal or state, all applications, notices, certificates and other documentation as is necessary to protect, preserve and perfect Secured Party's lien on all Trademarks/names and Patents.

         5.13 The Security Interest, at all times, shall be perfected and except for Permitted Liens shall be prior to any other interests in the Collateral. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         5.14 If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, to keep the Collateral in good condition and repair, to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform. Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

         5.15 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including attorneys' fees, shall be added to the Obligations, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligations until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.


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6.       NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL
         BY DEBTOR

         6.1 Secured Party, after notice to Debtor, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party; provided, however, that no notice to Debtor is required if an Event of Default has occurred. Until Secured Party has notified the Obligors to remit payments directly to it. Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Secured Party shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor, before or after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the date of receipt. All payments and other proceeds of Collateral received by Secured Party directly or from Debtor shall be applied to the Obligations in such order and manner and at such time as Secured Party, in its sole discretion, shall determine. In addition, Debtor shall promptly notify Secured Party of the return to or possession by Debtor of goods underlying any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

         6.2 Secured Party, after notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; provided, however, that no notice to Debtor is required if an Event of Default has occurred. Debtor hereby irrevocably appoints Secured Party its attorney in fact for all such purposes.

         6.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) subject to Sections 6.1 and 6.2 above, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement and the Credit Agreement.

7.      COLLATERAL IN THE POSSESSION OF SECURED PARTY

         7.1 Secured Party shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Unless due solely to the gross negligence or willful misconduct of Secured Party (as determined by a final, non-appealable judgment of a court of competent jurisdiction), Secured Party shall have no liability for the loss, destruction or disappearance of any Collateral. A lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

         7.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not


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the Collateral is in Secured Party's possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by Secured Party with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of Secured Party.

8.      EVENTS OF DEFAULT; REMEDIES

         8.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "EVENT OF DEFAULT."

                  (a) Any failure or neglect to perform, observe or comply with any term, obligation, provision, covenant or condition of this Agreement, and such failure or neglect is not remedied within ten (10) days after such failure.

                  (b) Any levy or execution upon, or judicial seizure of, any portion of the Collateral or any other collateral or security for the Obligations.

                  (c) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance against, any portion of the Collateral or any other collateral or security for the Obligations.

                  (d) The abandonment by Debtor of all or any part of the Collateral.

                  (e) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral or any other collateral or security for the Obligations.

                  (f) The occurrence of any event of default under the Credit Agreement.

         8.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

                  (a) Declare all or any part of the Obligations to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                  (b) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Debtor. Debtor, upon demand by Secured Party, shall assemble the Collateral and deliver it to Secured Party or to a place designated by Secured Party that is reasonably convenient to both parties.

                  (c) Operate the business of Debtor as a going concern, including, without limitation, extend sales or services to new customers and advance funds for such operation. Secured Party shall not be liable for any depreciation, loss, damage or injury to the Collateral or other property of Debtor as a result of such action. Debtor hereby waives any claim of trespass or replevin arising as a result of such action.


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                  (d) Pursue any legal or equitable remedy available to collect the Obligations, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

                  (e) Upon obtaining possession of the Collateral or any part thereof, after notice to Debtor as provided in Paragraph 8.4 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all reasonable expenses of Secured Party in taking, storing, repairing and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligations, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligations, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

         8.3 Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

         8.4 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least ten (10) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

         8.5 Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligations or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

         8.6 In the event of the commencement of a bankruptcy case by or against Debtor or involving any of the Collateral, Secured Party, to the extent not already provided for herein or in the Credit Agreement, shall be entitled to recover, and Debtor shall be obligated to pay, Secured Party's reasonable attorneys' fees and costs incurred in connection with: (a) any determination of the applicability of the bankruptcy laws to the terms of this Agreement, the Credit Agreement, the Loan Documents or the Related Documents or Secured Party's rights hereunder or thereunder; (b) any attempt by Secured Party to enforce or preserve its rights under the bankruptcy laws, or to prevent Debtor or any other person from seeking to deny Secured Party its rights thereunder; (c) any effort by Secured Party to protect, preserve, or enforce its rights against the Collateral, or seeking authority to modify the automatic stay of 11 U.S.C.
Section 362 or otherwise seeking to engage in such protection, preservation, or enforcement; or (d) any civil proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.


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         8.7 In addition to any remedies provided herein for an Event of
Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law and the Credit Agreement. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligations after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligations or its right to consider the failure to so pay or perform an Event of Default.

9.      MISCELLANEOUS PROVISIONS

         9.1 Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, with full power of substitution to do the following: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor to execute and deliver its release and settlement for the claim; (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the sole and absolute discretion of Secured Party may seem to be necessary or advisable; and (v) to execute any documents necessary to perfect or continue the Security Interest. The powers granted in clauses (i), (ii), (iii) and (iv) may only be exercised by Secured Party after the occurrence of a Default or an Event of Default. This power is a power coupled with an interest and is given as security for the Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

         9.2 In addition to all liens upon and rights of setoff against, the monies, securities or other property of Debtor given to Secured Party by law, Secured Party shall have a lien and a right of setoff against, and Debtor hereby grants to Secured Party a security interest in, all monies, securities and other property of Debtor now or hereafter in the possession of or on deposit with Secured Party, whether held in a general or special account or deposit including any account or deposit held jointly by Debtor with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised after the occurrence of an Event of Default, but without any additional demand upon or notice to Debtor. No lien, right of setoff or security interest shall be deemed to have been waived by any act or conduct on the part of Secured Party, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing.

         9.3 In addition to the indemnities contained in the Credit Agreement, Debtor agrees to indemnify, defend, protect and hold harmless Secured Party, its Affiliates and their respective


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successors, assigns and shareholders and the directors, officers, employees, agents and attorneys of the foregoing together, "INDEMNIFIED PARTIES") for, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Parties are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnified Parties, in any manner relating to or arising out of the Loans, the Credit Agreement, this Agreement or the other Loan Documents or Related Documents (the "INDEMNIFIED LIABILITIES"); provided, however, that Debtor shall have no obligation to any Indemnified Parties hereunder to the extent of Indemnified Liabilities arising solely from the gross negligence or intentional or willful misconduct of that Indemnified Party (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

         9.4 The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligations, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligations, to its several securities therefor in such order and manner as it may determine.

         9.5 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligations, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligations, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligations; (ii) take and hold other security for the payment or performance of the Obligations and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or
(iv) release any part of the Collateral from the Security Interest.

         9.6 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligations, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling;
(iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligations; and (v) any benefit of. and any right to participate in, any other security now or hereafter held by Secured Party.

         9.7 This Agreement shall be governed by and construed according to the substantive laws of the State of Arizona, except to the extent Secured Party has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Arizona law shall not be deemed to deprive Secured Party of any such rights and remedies as may be available under Federal law. Debtor consents to the personal jurisdiction and venue of the state courts located in Maricopa County, Arizona in connection with any controversy related


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to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that, at the option of Secured Party, any litigation initiated by any of them in connection with this Agreement may be venued in the Superior Court of Maricopa County, Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO THE OBLIGATIONS OR THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9.8 Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

         9.9 No modification, change, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Debtor and a duly authorized officer of Secured Party.

         9.10 This is a continuing Agreement which shall remain in full force and effect until actual receipt by Secured Party of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Obligations incurred before the receipt of such notice, and all of the Obligations incurred thereafter under commitments extended by Secured Party before the receipt of such notice, shall have been paid and performed in full.

         9.11 No setoff or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligations.

         9.12 Time is of the essence hereof. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. The term "SECURED PARTY" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of note or notes evidencing the Obligations. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         9.13 Except as otherwise provided in the Credit Agreement, Debtor shall not transfer or assign any of the rights or obligations of Debtor under the Credit Agreement, this Agreement or the other Loan Documents or Related Documents without the prior written consent of Secured Party, which may be given or withheld by Secured Party in its sole and absolute discretion.

         9.14 All notices required or permitted to be given hereunder shall be in writing and may be given, and shall become effective, as provided in the Credit Agreement.

         9.15 A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

        IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                            DEBTOR:


                                            ALLIANCE MEDICAL CORPORATION, a
                                            Delaware corporation



                                            By:
                                                ________________________________
                                            Name:   Tim Einwechter
                                            Title:  Chief Financial Officer

                                  SCHEDULE "A"

                             COLLATERAL DESCRIPTION


        All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "COLLATERAL"):

         1. All accounts, receivables, contract rights, rights to payment, documents of title, deposit accounts, certificates of deposit, investment property, intellectual property, general intangibles, instruments, documents and chattel paper (including all accounts receivable, notes, drafts, lease agreements and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business;

         2. All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

         3. All equipment now owned or hereafter acquired, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;

         4.       All negotiable and nonnegotiable documents of title;

         5. All monies, securities, instruments, documents and chattel paper now held by or hereafter delivered to Secured Party, together with all property rights and security interests evidenced thereby, all increases thereof (including, without limitation, stock dividends), all profits therefrom and all transformations thereof, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof,

         6. All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

         7. All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, data, ledgers and records in any form, written or otherwise, including any computer readable memory and any computer hardware or software necessary to utilize, create, maintain and process such memory related to any of the Collateral;

         8. Tradenames, trademarks, service marks, logos, insignia and other distinctive marks or names (subject to any franchise or license agreements relating thereto);

         9. All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

         10. All attachments, accessions, tools, parts, supplies, increases and additions to and replacements, extensions, renewals, modifications of and substitutions for any of the Collateral; and

         11. All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, lease exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.



All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.

                                  SCHEDULE "B"

                                 OTHER ADDRESSES
                                   (Section 3)



10232 South 51st Street       254 West Keene Road            348 Merrimon Avenue
Phoenix, Arizona 85044        Apopka, FL 32703               Asheville, NC 28801
Phone:  480-763-5300          Phone:  407-889-3400          Phone:  838-232-1022
Fax:  480-763-5310